Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of Hubbell Incorporated (File No. 333-206898) of our report dated February 19, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Hubbell Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Hartford, CT

December 24, 2015